UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 27, 2025

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Sunnova Energy International Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38995	30-1192746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 East Greenway Plaza, Suite 540
Houston, Texas 77046
(Address, including zip code, of principal executive offices)

(281) 892-1588
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	NOVA	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2025, the Board of Directors of Sunnova Energy International Inc. (the “Company”) created the office of Chief Restructuring Officer (“CRO”) and appointed Mr. Ryan Omohundro as CRO of the Company effective April 27, 2025.

In addition to his position as CRO, Mr. Omohundro, age 41, currently serves as a Managing Director with Alvarez & Marsal’s (“A&M”) North American Restructuring practice in Houston, Texas. Mr. Omohundro has over 20 years of experience advising distressed companies and creditors in complex transactions with deep expertise in the energy, industrial and services industries. Mr. Omohundro has served as lead financial advisor to several complex restructuring transactions totaling more than $30 billion in debt, including Talen Energy Corporation, Weatherford International plc, Strategic Materials, Inc., Superior Energy Services, Inc., Cox Operating LLC, Arena Energy, LLC, Jones Energy, Inc., Northeast Gas Generation, LLC, New MACH Gen, LLC, UTEX Industries Inc., Power Line Services, Inc., Parker Drilling Company, Layne Christensen Company, Hi-Crush Inc., FTS International, Inc., QMax Industries LLC, U.S. Well Services, Inc., Quintana Energy Services Inc. and Forbes Energy Services, LLC, among others. Mr. Omohundro joined A&M in June 2006 and has served in various roles through his tenure with A&M. Mr. Omohundro previously served as Interim Treasurer of Tronox, Inc. and Valerus Compression Services, LP from July 2008 to February 2011 and February 2011 to August 2011, respectively. He was also Controller of SecureCARE Technologies, Inc. from July 2003 to July 2006. Mr. Omohundro received his master’s degree in professional accounting and bachelor’s degree in business administration from the University of Texas at Austin, graduating with Highest Honors. He is a Certified Public Accountant, Chartered Financial Analyst, Certified Insolvency & Restructuring Advisor and Certified Fraud Examiner.

In connection with his appointment, the Company and A&M entered into an engagement letter, which provides for Mr. Omohundro’s services as the Company’s CRO, among other things. Mr. Omohundro’s compensation for the CRO position is included as part of the fees paid by the Company to A&M for overall services A&M provides to the Company. In addition, the Company also has entered into its standard indemnification agreements with Mr. Omohundro providing for indemnification to the fullest extent permitted by law in accordance with the Company’s Second Amended and Restated Certificate of Incorporation and the Company’s Third Amended and Restated Bylaws, the form of which is incorporated by reference as Exhibit 10.20 to the Company’s Form 10-K filed on March 3, 2025. There are no additional, and no anticipated additional, compensatory arrangements between the Company and Mr. Omohundro in connection with his performance as CRO beyond such fees paid by the Company to A&M.

Other than as disclosed in this Current Report on Form 8-K, there are no arrangements or understandings between Mr. Omohundro and any other person pursuant to which Mr. Omohundro was appointed to serve as CRO. Mr. Omohundro has no family relationship with any director or executive officer of the Company. Other than as disclosed in this Current Report on Form 8-K, the Company is not aware of any transactions in which Mr. Omohundro has a direct or indirect material interest and in which the Company is a party that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNNOVA ENERGY INTERNATIONAL INC.

Date: April 29, 2025	By:	/s/ David Searle
David Searle
Executive Vice President, General Counsel and Chief Compliance Officer